LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of MATTHEW G. T. MARTIN, JONATHAN D. PEVEY, ROBERT G. SCHAAF, JULIE L. HOBBS, WILLIAM R. LATHAN, JR., E. KNOX PROCTOR V, BRIAN T. ATKINSON, AND COURTNEY L. HOLLIDAY, or any of them, or any substitute appointed by either of them, with their actions to be exercised jointly or severally, as the undersigned's true and lawful attorney‑in‑fact, and fully authorizes each of them, to:

(1) prepare, execute and submit to the Securities and Exchange Commission (the "SEC"), in the name and on behalf of the undersigned, a Form ID, including any amendments thereto, and any other documents necessary or appropriate, to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC in its EDGAR filing system of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") or any other section of the Exchange Act or rule or regulation of the SEC;

(2) act as an EDGAR account administrator on behalf of the undersigned and manage their EDGAR account;

(3) prepare, execute and file with the SEC, in the name and on behalf of the undersigned in the undersigned's capacity as an officer, director and/or principal shareholder of First Citizens BancShares, Inc. (the "Corporation"), any and all Forms 3, 4 and 5, and any amendments thereto, in accordance with Section 16(a) of the Exchange Act, and the rules thereunder, and any other forms or reports the undersigned may be required to file pursuant to the Exchange Act and rules thereunder (including Schedules 13D and 13G and amendments thereto), pertaining to the undersigned's beneficial ownership of shares of the Corporation's equity securities and any acquisitions or dispositions, or other changes in the undersigned's beneficial ownership, of such equity securities;

(4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable in the administration of the undersigned's EDGAR account, including the appointment of additional or substitute account administrators, and to complete and execute any such Form 3, 4 and 5 or other form or report, or any amendments thereto, and timely file the same with the SEC and any stock exchange or similar authority; and

(5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of either such attorney‑in‑fact, may be of benefit to, in the best interest of, or legally required to be done by, the undersigned, it being understood that the actions taken and documents executed by either such attorney‑in‑fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney‑in‑fact may approve in such attorney‑in‑fact's discretion.

The undersigned hereby grants to each such attorney‑in‑fact, acting individually or jointly with each other, full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, and the undersigned hereby ratifies and confirms all that such attorney‑in‑fact, or such attorney‑in‑fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the powers herein granted. The undersigned acknowledges that the foregoing attorneys‑in‑fact, are serving in such capacity at the request of the undersigned and are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with and to file forms or other reports and information as is required by Section 16(a) or any other section of the Exchange Act or any rule or regulation thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, Schedules 13D and 13G, or other forms or reports, with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys‑in‑fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of July, 2026.

/s/ Michelle Alice Draper (SEAL)

Signature

Michelle Alice Draper

Printed Name

WAKE COUNTY, NORTH CAROLINA

I certify that the following person personally appeared before me this day, acknowledging to me that he/she signed the foregoing document: Michelle Alice Draper

Date 06/07/2026

Notary Public /s/ Pamela P. Hensley

My commission expires:

12/11/2026 (Official Seal)